UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2022

Bloomios, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-50026	87-4696476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Anacapa Street, Suite C

Santa Barbara, CA 93101

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 222-6330

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On October 26, 2022, Bloomios, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “MIPA”) by and among the Company, Upexi, Inc., (the “Seller”) and Infused Confections LLC (the “Buyer”). The Buyer is a wholly-owned subsidiary of the Company. Pursuant to the MIPA, the Buyer purchased from the Seller all of the issued and outstanding limited liability company membership interests (the “LLC Interests”) of Infusionz LLC (“Infusionz”). Infusionz is in the business of developing, manufacturing, and marketing CBD products including, but not limited to, edibles, tinctures, topicals, capsules and pet products (the “Business”).

Seller also agreed to transfer certain equipment used in connection with operation of the Business and agreed to allow the Company to provide: (i) white label and private label manufacturing services to Seller’s customers and (ii) contracted services for certain brands of the Seller that were manufactured by the Seller ((i) and (ii) are referred to collectively herein as the “Assets”).

The closing of the purchase of the LLC Interests and the transfer of the Assets occurred on October 26, 2022 (the “Closing Date”).

The purchase price of the LLC Interests was twenty-three million five hundred thousand dollars ($23,500,000) which consisted of cash consideration of five million five hundred thousand dollars ($5,500,000) and non-cash consideration of eighteen million dollars ($18,000,000).

As further described below under the heading “Senior Secured Convertible Debenture Offering, ” on October 26, 2022, the Company completed an offering of 15.0% Original Issue Discount Senior Secured Convertible Debentures (the “Debentures”).

As further described under Item 5.03 of this Current Report on Form 8-K, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “COD”) with the Secretary of State of the State of Nevada. The Company, pursuant to the COD, is able to issue shares of Series D Convertible Preferred Stock (the “Series D Preferred”).

The non-cash consideration consisted of the issuance by the Company to the Seller of: (i) a Debenture having a subscription amount of four million five hundred thousand dollars ($4,500,000) (which, for purposes of clarity, as a result of the original issue discount, has an original principal amount of five million two hundred ninety-four thousand one hundred seventeen dollars and sixty cents ($5,294,117.60)); (ii) a convertible secured subordinated promissory note (the “Note”) in the principal amount of five million dollars ($5,000,000), which will mature and be payable on the 24 month anniversary of the Closing Date; and (iii) eighty-five thousand (85,000) shares of Series D Preferred with a stated value per share of one hundred dollars ($100) for a total value of eight million five hundred thousand dollars ($8,500,000).

                To the extent that the working capital of Infusionz on the Closing Date is respectively greater than or less than one million two hundred seventy-five thousand dollars ($1,275,000) the purchase price will be increased or decreased on a dollar-for-dollar basis. Within sixty (60) days of the Closing Date, the Seller shall prepare and deliver to Buyer a written statement setting forth in reasonable detail its determination of the revenue of Infusionz for the year ended June 30, 2022 and the working capital of Infusionz on the Closing Date and its calculation of the applicable adjustment to the purchase price, if any.

The foregoing summary of the MIPA contains only a brief description of the material terms of the MIPA and such description is qualified in its entirety by reference to the full text of the MIPA, filed herewith as Exhibit 2.1.

The MIPA contains representations, warranties and covenants that the respective parties made to each other as of the date of the MIPA or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the MIPA are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that these schedules contain information that is material to an investment decision.

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                In connection with the MIPA, the Company entered into: (i) employment agreements to employ the Chief Operating Officer and Chief Manufacturing Officer of Infusionz and (ii) a registration rights agreement to register the shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) underlying the Series D Preferred shares held by the Seller following the Common Stock being listed on a national securities exchange (the “Uplisting”) with the initial registration statement to register the shares of Common Stock due to be filed with the Securities and Exchange Commission (the “Commission”) prior to the one year anniversary of the Closing Date.

In addition, the Company entered into a Transition Services Agreement with the Seller whereby the Seller will provide to the Company: (i) access to the Seller’s facilities used in connection with the Business (at an estimated cost of $100,000 per month); (ii) finance services; and (iii) Human Resource assistance. This assistance includes allowing operational and other employees to work for the Company (at an estimated cost of $135,000 per month). The access to the facilities and the Human Resource assistance will be provided for four (4) months.

The foregoing summary of the Transition Services Agreement contains only a brief description of the material terms of the Transition Services Agreement and such description is qualified in its entirety by reference to the full text of the Transition Services Agreement, filed herewith as Exhibit 10.1.

                Senior Secured Convertible Debenture Offering

On October 26, 2022, the Company closed on an offering of the Debentures (the “Debenture Offering”). The Debentures have an aggregate principal amount of approximately $13,893,059 (including a 15% original issue discount). The Debentures were issued to eleven (11)  holders, six (6) of whom invested $6.25 million with the balance of the principal amount consisting of the issuance of the Debenture to the Seller and the issuances of Debentures to four (4) lenders to refinance previous loans. The cash proceeds of the Debenture Offering were used to finance the cash consideration paid to the Seller pursuant to the MIPA along with the cash repayment of previous loans.

The Debentures have a maturity date of October 26, 2024, have an interest rate of ten percent (10.00%) per annum, and are convertible into shares of Common Stock. The conversion price: (i) prior to the date of a Qualified Offering (an offering the Company enters into in connection with the Uplisting) is eighty percent (80%) of the lowest VWAP of the Common Stock during the five (5) trading day period immediately prior to the applicable Conversion Date; (ii) at the Qualified Offering, at the Qualified Offering Conversion Price (the effective price per share paid by investors per share of Common Stock that is sold to the public in the Qualified Offering); or (ii) following the date of the Qualified Offering, eighty percent (80%) of the lowest VWAP of the Common Stock during the ten (10) trading day period immediately prior to the three (3) month anniversary of date of the Qualified Offering.

On the date of the Qualified Offering, the Company will need to repay the lesser of the outstanding principal and an amount equal to the A) the outstanding principal sum on such date, multiplied by (B) the quotient obtained by dividing (1) the gross proceeds of the Qualified Offering by (2) the outstanding principal sum of all Debentures issued and any interest on the aggregate unconverted and then outstanding principal amount of the Debentures. By way of example, if the principal amount outstanding of a Debenture is $500,000, the gross proceeds of the Qualified Offering is $5,000,000 and total amount outstanding of all the Debentures is $10,000,000, then the holder of the $500,000 Debenture shall receive $250,000: $500,000 x $5,000,000/ $10,000,000.

The Debentures were offered pursuant to a Securities Purchase Agreement (the “SPA”) between the Company and the holders of the Debentures entered into on October 26, 2022. The SPA contains customary representations, warranties and indemnification provisions. The Debentures are secured by a senior security interest in all assets of the Company and its subsidiaries pursuant to that certain Security Agreement, dated as of October 26, 2022, by and among the Company, the Company’s subsidiaries, the holders of the Debentures, and the agent for the holders (the “Security Agreement”).

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In addition, pursuant to the SPA, the holders of the Debentures were each issued a warrant to purchase shares of the Common Stock (the “Warrant”). Each Warrant provides for the purchase by the applicable holder of Debentures of a number shares of Common Stock equal to the total principal amount of the Debenture purchased by such holder divided by the average of the VWAP of the Common Stock during the ten (10) trading day period immediately prior to the Closing Date (the “Warrant Shares”). The exercise price of the Warrants is 125% of the conversion price of the Debentures. A total of 7,449,007 Warrants were issued on the Closing Date.

Pursuant to the SPA, the holders of the Debentures were each issued a number of shares of Common Stock (the “Incentive Shares”) equal to 35% of such holder’s subscription amount (without regard for any beneficial ownership limitations) divided by the lower of (i) the closing price of the Common Stock on the Closing Date or (ii) the average of the VWAP of the Common Stock during the ten (10) trading day period immediately prior to the Closing Date. A total of 2,216,080 shares of Common Stock were issued on the Closing Date.

Pursuant to the SPA, the Company agreed to use its commercially reasonable efforts to complete a Qualified Offering within six months of the Closing Date. The Company agreed to use its commercially reasonable efforts to cause the filing of a registration statement with the Commission covering the resale of the Incentive Shares, the Warrant Shares, and the shares of Common Stock underlying the Debentures (collectively, the “Underlying Shares”) at the same time as the Qualified Offering and shall use its commercially reasonable efforts to cause such registration statement to become effective at the time of the Qualified Offering. Notwithstanding the foregoing, in the event the Qualified Offering is not completed on or before the six-month anniversary of the Closing Date, (1) the Company shall file a separate registration statement with the Commission covering the resale of the Underlying Shares (a “Separate Registration Statement”), and shall use its commercially reasonable efforts to cause such Separate Registration Statement to become effective within nine months of the Closing Date.

The foregoing summary of the Debentures, the SPA, the Security Agreement, and the Warrants contains only a brief description of the material terms of the Debentures, the SPA, the Security Agreement, and the Warrants and such description is qualified in its entirety by reference to the full text of each of the Debentures, the SPA, the Security Agreement, and the Warrants, forms of which are filed herewith as Exhibits 4.1, 10.2, 10.3 and 4.2, respectively.

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                Convertible Secured Subordinated Promissory Note

                In connection with the closing of the purchase of the LLC Interests and the transfer of the Assets, the Company issued the Note to the Seller. The Note has an interest rate of eight and one-half percent (8.5%) per annum, requires the Company to remit in repayment of amounts outstanding pursuant to the Noe an amount equal to forty percent (40%) of the net proceeds received by the Company in connection with any offering by the Company of the Company’s securities conducted in connection with the Uplisting. The Company shall pay the Seller interest on a monthly basis. The Note is convertible, at the Seller’s option, into shares of Common Stock at a conversion price of $5.00 per share subject to adjustment: (i) if the Uplisting does not occur prior to the one-year anniversary of the Closing Date or (ii) upon an event of default as described in the Note.

                The Note is secured by a subordinated security interest in all assets of Infusionz pursuant to that certain Pledge and Security Agreement, dated as of October 26, 2022, by and between Infusionz as pledgor and the Seller as pledgee (the “Pledge and Security Agreement”), which security interest shall rank junior to all liens and security interests granted by the Company and each of its subsidiaries (including without limitation Infusionz), to the holders of the Debentures.

The foregoing summary of the Note and the Pledge and Security Agreement contains only a brief description of the material terms of the Note and the Pledge and Security Agreement and such description is qualified in its entirety by reference to the full text of each of the Note and the Pledge and Security Agreement, which are filed herewith as Exhibits 4.3 and 10.4, respectively.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

The applicable information regarding the closing of the purchase of the LLC Interests and the transfer of the Assets set forth in Item 1.01 is incorporated by reference herein.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information regarding the Debentures and the Note set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information regarding the Debentures, the Note, the Warrant, the Series D Preferred Shares set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Debentures, the Note, the Warrant, the Underlying Shares, the shares of Common Stock underlying the Note, and the shares of Common Stock underlying Series D Preferred Shares were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or Rule 506(b) promulgated thereunder. The securities were exempt from registration under Section 4(a)(2) of the Securities Act or Rule 506(b) because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction and manner of the offering. The Company did not undertake an offering in which it sold securities to a high number of investors. In addition, the Seller and each holder of the Debentures, Warrants, and Underlying Shares had the necessary investment intent as required by Section 4(a)(2) or Rule 506(b) since the Seller and each holder agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act or Rule 506(b) promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

The applicable information regarding the Series D Preferred set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Although the Company filed the COD with the Secretary of State of the State of Nevada on October 25, 2022, it became effective upon the signing of the MIPA on October 26, 2022. The Series D Preferred has a stated value per share of one hundred dollars ($100) (the “Stated Value”). The Company is authorized to issue eighty-five thousand (85,000) shares of Series D Preferred, all of which were issued on the Closing Date to the Seller.

The Series D Preferred shares entitle the holder to receive dividends equal to eight and one-half percent (8.50%) per annum of the Stated Value of the Series D Preferred shares, on a monthly basis, 30 days in arrears, for each month during which the Series D Preferred shares remain outstanding.

The monthly dividends shall be declared but not become due and payable and shall not be paid (but instead shall accrue) until the date that is three (3) months following the date on which the Debentures are fully repaid and /or converted into shares of Common Stock (such date the “Dividend and Conversion Restriction Release Date”). In addition, no asserted claims, losses or liabilities related to the Debentures to which the holders of the Debentures are entitled to indemnification or reimbursement can remain unresolved. The monthly dividends shall be fully paid in twelve equal monthly installments.

On or after the Dividend and Conversion Restriction Release Date, the holder of the Series D Preferred shares can convert the Series D Preferred shares into shares of Common Stock. The number of shares of Common Stock will equal the product obtained by dividing the number of shares of Series D Preferred Stock being converted by the closing price per share of the Common Stock on the conversion date and multiplying that number by 100.

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The holders of the Series D Preferred shares shall have the same voting rights as the holders of the Common Stock and the shares of Series D Preferred shall vote equally with the shares of Common Stock, and not as a separate class, at any annual or special meeting, upon the following basis: the holder of Series D Preferred shares shall be entitled to cast such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder’s shares of Series D Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting.

The Series D Preferred shares have a liquidation preference over all other Company securities other than the Debentures. In addition, the Company may, in its sole discretion, on or after one year anniversary of the Closing Date, subject to whether the Debentures are still outstanding, elect to redeem all or any portion of the Series D Preferred shares at a price per share equal to one hundred dollars up to an aggregate amount of eight million five hundred thousand dollars ($8,500,000) for all of the shares of Series D Preferred Stock.

The foregoing summary of the COD contains only a brief description of the material terms of the COD and such description is qualified in its entirety by reference to the full text of the COD, a form of which is filed herewith as Exhibit 3.1.

Item 8.01. Other Events.

On October 27, 2022, the Company issued a press release announcing the closing of the purchase of the LLC Interests and the closing of the Debentures Offering. The press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired:

The Company will file financial statements as required under Regulation S-X for Infusionz by amendment to this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company will file pro-forma financial information as required under Regulation S-X for Infusionz by amendment to this Current Report on Form 8-K.

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(d) Exhibits.

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith
2.1#	Membership Interest Purchase Agreement by and among Bloomios, Inc., Upexi, Inc., and Infused Confections LLC, dated as October 26, 2022				☒
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock				☒
4.1	Form of 15% OID Senior Secured Convertible Debentures issued October 26, 2022				☒
4.2	Form of Warrant issued to Debenture Holders, dated October 26, 2022				☒
4.3	Convertible Secured Subordinated Promissory Note issued by Bloomios, Inc. to Upexi, Inc., dated October 26, 2022				☒
10.1*	Transition Services Agreement by and between Bloomios, Inc., and Upexi, Inc., dated October 26, 2022				☒
10.2	Form of Securities Purchase Agreement for Debentures Offering, dated October 26, 2022				☒
10.3#	Form of Security Agreement for Debentures Offering, dated October 26, 2022				☒
10.4	Pledge and Security Agreement by and between Infusionz LLC and Upexi, Inc., dated October 26, 2022				☒
99.1	Bloomios, Inc. Press Release, dated October 27, 2022				☒
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).				☒

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because such information is (i) not material and (ii) would likely be competitively harmful if publicly disclosed. The Company will furnish supplementally an unredacted copy of such exhibit to the Securities and Exchange Commission or its staff upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIOS, INC.

Date: October 31, 2022	By:	/s/ Michael Hill
Michael Hill
Chief Executive Officer

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